Note Purchase Agreement dated August 1, 1999 regarding $50,000,000 7.27% Senior Notes Due 2009, among the Company, New York Life Insurance Company, Mutual Trust Life Insurance Company, National Travelers Life Company, Guarantee Reserve Life Insurance Company, Pioneer Mutual Life Insurance Company, Great Western Insurance Company, The Catholic Aid Association, The Reliable Life Insurance Company, The North West Life Assurance Company of Canada, Lutheran Brotherhood and Modern Woodmen of America.

-------------------------------------------------------------------------------



                                A. SCHULMAN, INC.




                                 ---------------
                             NOTE PURCHASE AGREEMENT
                                ----------------




                           Dated as of August 1, 1999


                  Re: $50,000,000 7.27% Senior Notes, Due 2009



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.        AUTHORIZATION OF NOTES.........................................................................1

SECTION 2.        SALE AND PURCHASE OF NOTES.....................................................................1

SECTION 3.        CLOSING........................................................................................1

SECTION 4.        CONDITIONS TO CLOSING..........................................................................2

                  Section 4.1       Representations and Warranties...............................................2
                  Section 4.2       Performance; No Default......................................................2
                  Section 4.3       Compliance Certificates......................................................2
                  Section 4.4       Opinions of Counsel..........................................................3
                  Section 4.5       Purchase Permitted By Applicable Law, etc....................................3
                  Section 4.6       Sale of Other Notes..........................................................3
                  Section 4.7       Payment of Special Counsel Fees..............................................3
                  Section 4.8       Private Placement Number.....................................................3
                  Section 4.9       Changes in Corporate Structure...............................................4
                  Section 4.10      Proceedings and Documents....................................................4

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................4

                  Section 5.1       Organization; Power and Authority............................................4
                  Section 5.2       Authorization, etc...........................................................4
                  Section 5.3       Disclosure...................................................................4
                  Section 5.4       Organization and Ownership of Shares of Subsidiaries; Affiliates.............5
                  Section 5.5       Financial Statements.........................................................6
                  Section 5.6       Compliance with Laws, Other Instruments, etc.................................6
                  Section 5.7       Governmental Authorizations, etc.............................................6
                  Section 5.8       Litigation; Observance of Agreements, Statutes and Orders....................6
                  Section 5.9       Taxes........................................................................7
                  Section 5.10      Title to Property; Leases....................................................7
                  Section 5.11      Licenses, Permits, etc.......................................................7
                  Section 5.12      Compliance with ERISA........................................................8
                  Section 5.13      Private Offering by the Company..............................................8
                  Section 5.14      Use of Proceeds; Margin Regulations..........................................9
                  Section 5.15      Existing Indebtedness; Future Liens..........................................9
                  Section 5.16      Foreign Assets Control Regulations, etc......................................9
                  Section 5.17      Status under Certain Statutes...............................................10
                  Section 5.18      Environmental Matters.......................................................10
                  Section 5.19      Parity of Obligations.......................................................10
                  Section 5.20      Year 2000 Compliance........................................................11

SECTION 6.        REPRESENTATIONS OF THE PURCHASERS.............................................................11

                  Section 6.1       Purchase for Investment.....................................................11
                  Section 6.2       Source of Funds.............................................................11

                                     TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 7.        INFORMATION AS TO COMPANY.....................................................................12

                  Section 7.1       Financial and Business Information..........................................12
                  Section 7.2       Officer's Certificate.......................................................15
                  Section 7.3       Inspection..................................................................16

SECTION 8.        PREPAYMENT OF THE NOTES.......................................................................16

                  Section 8.1       Required Prepayments........................................................16
                  Section 8.2       Optional Prepayments with Make-Whole Amount.................................16
                  Section 8.3       Change in Control...........................................................17
                  Section 8.4       Allocation of Partial Prepayments...........................................19
                  Section 8.5       Maturity; Surrender, etc....................................................20
                  Section 8.6       Purchase of Notes...........................................................20
                  Section 8.7       Make-Whole Amount...........................................................20

SECTION 9.        AFFIRMATIVE COVENANTS.........................................................................21

                  Section 9.1       Compliance with Law.........................................................21
                  Section 9.2       Insurance...................................................................22
                  Section 9.3       Maintenance of Properties...................................................22
                  Section 9.4       Payment of Taxes and Claims.................................................22
                  Section 9.5       Corporate Existence, etc....................................................22
                  Section 9.6       Notes to Rank Pari Passu....................................................23
                  Section 9.7       Year 2000 Compliance........................................................23

SECTION 10.       NEGATIVE COVENANTS............................................................................23

                  Section 10.1      Transactions with Affiliates................................................23
                  Section 10.2      Merger, Consolidation, etc..................................................23
                  Section 10.3      Liens.......................................................................24
                  Section 10.4      Consolidated Adjusted Net Worth.............................................25
                  Section 10.5      Fixed Charge Coverage Ratio.................................................26
                  Section 10.6      Limitations on Debt.........................................................26
                  Section 10.7      Sale of Assets..............................................................27
                  Section 10.8      Restricted Payments.........................................................27
                  Section 10.9      Investments.................................................................29
                  Section 10.10     Line of Business............................................................31

SECTION 11.       EVENTS OF DEFAULT.............................................................................31

SECTION 12.       REMEDIES ON DEFAULT, ETC......................................................................33

                  Section 12.1      Acceleration................................................................33
                  Section 12.2      Other Remedies..............................................................34
                  Section 12.3      Rescission..................................................................34
                  Section 12.4      No Waivers or Election of Remedies, Expenses, etc...........................34

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................................................35

                  Section 13.1      Registration of Notes.......................................................35

                                   TABLE OF CONTENTS

                                                                                                               PAGE

                  Section 13.2      Transfer and Exchange of Notes..............................................35
                  Section 13.3      Replacement of Notes........................................................35

SECTION 14.       PAYMENT OF NOTES..............................................................................36

                  Section 14.1      Place of Payment............................................................36
                  Section 14.2      Home Office Payment.........................................................36

SECTION 15.       EXPENSES, ETC.................................................................................36

                  Section 15.1      Transaction Expenses........................................................36
                  Section 15.2      Survival....................................................................37

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..................................37

SECTION 17.       AMENDMENT AND WAIVER..........................................................................37

                  Section 17.1      Requirements................................................................37
                  Section 17.2      Solicitation of Holders of Notes............................................38
                  Section 17.3      Binding Effect, etc.........................................................38
                  Section 17.4      Notes Held by Company, etc..................................................38

SECTION 18.       NOTICES.......................................................................................39

SECTION 19.       REPRODUCTION OF DOCUMENTS.....................................................................39

SECTION 20.       CONFIDENTIAL INFORMATION......................................................................40

SECTION 21.       SUBSTITUTION OF PURCHASER.....................................................................41

SECTION 22.       MISCELLANEOUS.................................................................................41

                  Section 22.1      Successors and Assigns......................................................41
                  Section 22.2      Payments Due on Non-Business Days...........................................41
                  Section 22.3      Severability................................................................41
                  Section 22.4      Construction................................................................41
                  Section 22.5      Counterparts................................................................42
                  Section 22.6      Governing Law...............................................................42
                  Section 22.7      Jurisdiction................................................................42
                  Section 22.7      Agent for Service of Process................................................42

                                      -iii-


SCHEDULES

SCHEDULE A                 INFORMATION RELATING TO PURCHASERS

SCHEDULE B                 DEFINED TERMS

SCHEDULE 4.9               CHANGES IN CORPORATE STRUCTURE

SCHEDULE 5.4               CORPORATE STRUCTURE

SCHEDULE 5.5               FINANCIAL STATEMENTS

SCHEDULE 5.11              LICENSES, PERMITS

SCHEDULE 5.15              EXISTING INDEBTEDNESS

SCHEDULE 8.3               PRINCIPAL STOCKHOLDERS AND CURRENT MANAGEMENT TEAM

SCHEDULE 10.9              EXISTING INVESTMENTS


EXHIBITS

EXHIBIT I                  FORM OF SENIOR NOTE

EXHIBIT 4.4(a)             DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY

EXHIBIT 4.4(b)             DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


                                A. Schulman, Inc.
                              3550 W. Market Street
                                Akron, Ohio 44313

                    7.27% $50,000,000 Senior Notes, Due 2009



                                                                    Dated as of
                                                                 August 1, 1999


TO EACH OF THE PURCHASERS NAMED IN SCHEDULE A TO THIS AGREEMENT:

Ladies and Gentlemen:

         A. Schulman, Inc., a Delaware corporation (the "COMPANY"), agrees with the purchasers named in Schedule A to this Agreement (the "PURCHASERS") as follows:

SECTION 1.        AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.27% Senior Notes, Due 2009 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.        SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder shall be several and not joint and no Purchaser shall have any obligation or any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

SECTION 3.         CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of McDermott, Will & Emery, 227 West Monroe, Chicago, IL 60606 at 10:00 a.m., Chicago, Illinois time, at a closing (the "CLOSING") on August 17, 1999 or on such other Business Day thereafter on or prior to August 20, 1999 as may be agreed upon by the Company and each Purchaser. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 075-6087 at KeyBank National Association, 127 Public Square, Cleveland, Ohio, ABA No. 041001039. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such non-fulfillment.

SECTION 4.        CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to each Purchaser's reasonable satisfaction, prior to or at the Closing, of the following conditions:

         SECTION 4.1       REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         SECTION 4.2       PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by SECTIONS 10.1, 10.2, 10.3 or 10.6 hereof had such Sections applied since such date.

         SECTION 4.3       COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1,
         4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         SECTION 4.4       OPINIONS OF COUNSEL.

         Each Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of the Closing (a) from Berick, Pearlman & Mills Co., L.P.A., counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as each Purchaser or each Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser) and (b) from McDermott, Will & Emery, Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as each Purchaser may reasonably request.

         SECTION 4.5       PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing each Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

         SECTION 4.6       SALE OF NOTES.

         Contemporaneously with the Closing the Company shall sell to the Purchasers and the Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         SECTION 4.7       PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of each Purchaser's special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         SECTION 4.8       PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         SECTION 4.9       CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         SECTION 4.10      PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to each Purchaser and special counsel to the Purchasers, and each Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchaser may reasonably request.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         SECTION 5.1       ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         SECTION 5.2       AUTHORIZATION, ETC.

         This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.3       DISCLOSURE.

         The Company, through its agent, McDonald Investments Inc., has delivered to Purchaser a copy of a Confidential Private Placement Memorandum (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since August 31, 1998 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         SECTION 5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         SECTION 5.5       FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         SECTION 5.6       COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         SECTION 5.7       GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         SECTION 5.8       LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND
                           ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9       TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 1994.

         SECTION 5.10      TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         SECTION 5.11      LICENSES, PERMITS, ETC.

                  (a) Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

                  (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                  (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         SECTION 5.12 COMPLIANCE WITH ERISA.

         The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, exceeded the aggregate current value of the assets of such Plan allocable to such benefit liabilities by $1,211,373. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

         The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multi-employer Plans that individually or in the aggregate are Material.

         The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries noted in the financial statements of the Company as at August 31, 1998 is $12,900,000.

         The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         SECTION 5.13 PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 37 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

         SECTION 5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes to repay a portion of existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         SECTION 5.15 EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as May 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as described in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

         SECTION 5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         SECTION 5.17 STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         SECTION 5.18 ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchaser in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.19 PARITY OF OBLIGATIONS.

         All obligations hereunder and under the Notes are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company, including, without limitation, Debt incurred under and pursuant to the Credit Agreement.

         SECTION 5.20      YEAR 2000 COMPLIANCE.

         All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, is in the process of being completed. To the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its Subsidiaries (including without limitation reprogramming errors and the failure or other systems or equipment) would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.        REPRESENTATIONS OF THE PURCHASERS.

         SECTION 6.1       PURCHASE FOR INVESTMENT.

         Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         SECTION 6.2       SOURCE OF FUNDS.

         Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "INSURANCE COMPANY GENERAL ACCOUNT" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph
         (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the "QPAM Exemption") managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.        INFORMATION AS TO COMPANY.

         SECTION 7.1       FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each Holder that is an Institutional
Investor:

                  (a) QUARTERLY STATEMENTS -- within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

                                    (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit;

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b).

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (I) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (II) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) NOTICE OF ERISA MATTERS -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder.

         SECTION 7.2       OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a Holder pursuant to
Section 7.1(a) or 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any

         Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         SECTION 7.3       INSPECTION.

         The Company shall permit the representatives of each Holder that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.        PREPAYMENT OF THE NOTES.

         SECTION 8.1       REQUIRED PREPAYMENTS.

         No prepayments shall be required with respect to the Notes.

         SECTION 8.2       OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give the Holders written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         SECTION 8.3       CHANGE IN CONTROL.

         (a)      NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT.

                  The Company will, within two Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to purchase Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this
Section 8.3.

         (b)      CONDITION TO COMPANY ACTION.

                  The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 60 days prior to such action it shall have given to each Holder written notice containing and constituting an offer to purchase Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph
(g) of this Section 8.3, and (ii) contemporaneously with such action, it purchases all Notes required to be purchased in accordance with this Section 8.3.

         (c)      OFFER TO PURCHASE NOTES.

                  The offer to purchase Notes contemplated by subparagraphs
(a) and (b) of this Section 8.3 shall be an offer to purchase, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PURCHASE DATE"). If such Proposed Purchase Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 60 days and not more than 90 days after the date of such offer (if the Proposed Purchase Date shall not be specified in such offer, the Proposed Purchase Date shall be the 75th day after the date of such offer).

         (d)      ACCEPTANCE.

                  Each Holder may accept or reject the offer to purchase made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 15 days prior to the Proposed Purchase Date. A failure by any Holder to respond to an offer to purchase made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such Holder.

         (e)      PURCHASE.

                  Purchase of the Notes to be purchased pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of purchase with respect to such principal amount, together with interest on such Notes accrued to the date of purchase. On the second Business Day preceding the date of purchase, the Company shall deliver to the Holders of Notes being purchased a statement showing the Make-Whole Amount due in connection with such purchase and setting forth the details of the computation of such amount. The purchase shall be made on the Proposed Purchase Date except as provided in subparagraph (f) of this Section 8.3.

         (f)      DEFERRAL PENDING CHANGE IN CONTROL.

                  The obligation of the Company to purchase Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or prior to the Proposed Purchase Date in respect thereof, the purchase shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep the Holders reasonably and timely informed of
(i) any such deferral of the date of purchase, (ii) the date on which such Change in Control and the purchase are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

         (g)      OFFICER'S CERTIFICATE.

                  Each offer to purchase the Notes pursuant to this Section
8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Purchase Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be purchased; (iv) the estimated Make-Whole Amount due in connection with such purchase (calculated as if the date of such notice were the date of the purchase) setting forth the details of such computation; (v) the interest that would be due on each Note offered to be purchased, accrued to the Proposed Purchase Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and
(vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h)      DEFINITIONS.

                  "CHANGE IN CONTROL" shall be deemed to have occurred if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a Group other than a Designated Person or Group become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

                  "GROUP" shall mean any group of related persons constituting a "Group" for the purposes of Section 13(d) of the Exchange Act, or any successor provision.

                  "CONTROL EVENT" means:

                           (i) the execution by the Company or any of its
                  Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

                           (ii) the execution of any written agreement which,
                  when fully performed by the parties thereto, would result in a Change in Control, or

                           (iii) the making of any written offer by any person
                  (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

                  "DESIGNATED PERSON OR GROUP" means (i) the principal stockholders listed on Schedule 8.3 and their heirs, (ii) members of the current management team listed on Schedule 8.3 or a group of Persons including members of the current management team or (iii) an employee stock ownership plan of the Company.

         SECTION 8.4       ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes pursuant to
Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         SECTION 8.5       MATURITY; SURRENDER, ETC.

         In the case of each prepayment or purchase of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid or purchased shall mature and become due and payable on the date fixed for such prepayment or purchase, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid, purchased or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or purchased principal amount of any Note.

         SECTION 8.6       PURCHASE OF NOTES.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the purchase, payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.7       MAKE-WHOLE AMOUNT.

         "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid or purchased pursuant to Section 8.2 or
Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, (x) in the case of any calculation pursuant to Section 12.1, .75% and (y) in all other instances, .50% over the yield to maturity implied by
(i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the relevant display provided by the Bloomberg Financial Markets Services for actively traded on the run U.S. Treasury securities having a maturity equal to the maturity of such Called

Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the maturity and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the maturity.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment or purchase of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

         "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid or purchased pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.        AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.1       COMPLIANCE WITH LAW.

         The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.2       INSURANCE.

         The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.3       MAINTENANCE OF PROPERTIES.

         The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4       PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.5       CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 9.6       NOTES TO RANK PARI PASSU.

         The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company, including, without limitation, Debt incurred under and pursuant to the Credit Agreement.

         SECTION 9.7       YEAR 2000 COMPLIANCE.

         The Company will take all reasonable steps to ensure that its Information Systems and Equipment are at all times Year 2000 Compliant, and the Company shall notify the Holders promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant except insofar as the failure to do so will not result in a Material Adverse Effect. In addition, the Company shall provide the Holders with such information about its year 2000 computer readiness (including without limitation information as to contingency plans, budgets and testing results) as the Holders shall reasonably request.

SECTION 10.         NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 10.1 TRANSACTIONS WITH AFFILIATES.

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 10.2 MERGER, CONSOLIDATION, ETC.

         The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each Holder an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                  (b) immediately after giving effect to such transaction, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Successor Corporation would be permitted by the provisions of Section 10.6(a)(v) to incur at least $1.00 of additional Funded Debt.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

         SECTION 10.3 LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether or not owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of its Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 9.4;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including, but not limited to, Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the incurrence of Indebtedness, PROVIDED that such Liens do not, individually or in the aggregate, materially impair the use of the property encumbered by any such Lien in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of the property so encumbered for the purposes of such business;

                  (d) Liens securing Indebtedness of the Company or any Subsidiary existing or committed to as of the date of Closing and reflected on Schedule 5.15 hereto;

                  (e) Liens incurred after the Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed assets of the Company, which Liens are incurred contemporaneously with or within 180 days after the payment of such purchase price or completion of such construction or improvement and Liens existing on fixed assets at the time of acquisition thereof or at the time of acquisition by the Company of any business entity then owning such fixed assets whether by merger, consolidation or acquisition of substantially all of its assets, and whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, PROVIDED that (i) the Lien shall attach solely to the fixed assets acquired, constructed or improved, (ii) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by such Liens on such fixed assets whether or not assumed by the Company shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition, construction or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all Debt secured by such Liens shall be incurred within the applicable limitations of this Agreement including, without limitation, Section 10.6;

                  (f) any extension, renewal or refunding of any Lien permitted by the preceding clauses (d) or (e) of this Section 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; PROVIDED THAT (i) the principal amount of such extension, renewal or refunding of Debt shall not exceed an amount equal to the original principal amount incurred with respect thereto, (ii) the time remaining until the maturity of such Debt shall not be reduced, (iii) such Lien shall attach solely to the same such property, and (iv) immediately after the consummation of the extension, renewal or refunding and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 10.6(a)(iv) to incur at least $1.00 of additional Funded Debt; and

                  (g) in addition to the Liens permitted under Section 10.3(a) through (f), Liens securing Debt of the Company or any Subsidiary within the limitations of Section 10.6(a)(iv).


         SECTION 10.4 CONSOLIDATED ADJUSTED NET WORTH.

         The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than $250,000,000.

         SECTION 10.5 FIXED CHARGE COVERAGE RATIO.

         The Company will keep and maintain the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges, determined on a Rolling Four Quarter Basis, at not less than 2.0 to 1.0.

         SECTION 10.6 LIMITATIONS ON DEBT.


                  (a) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, except:

                           (i)   Funded Debt evidenced by the Notes;

                           (ii)  Funded Debt of the Company and its
                  Subsidiaries outstanding as of the date of this Agreement and described on Schedule 5.15 hereto;

                           (iii) Funded Debt of a Subsidiary to the Company or
                  to another Subsidiary;

                           (iv)  Funded Debt of the Company and its
                  Subsidiaries secured by Liens permitted by Section 10.3(g); PROVIDED that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (A) Priority Debt does not exceed 20%
                            of Consolidated Total Capitalization, and

                                    (B) such Funded Debt shall be otherwise
                            permitted pursuant to clause (v) of this
                            Section 10.6(a); and

                           (v) unsecured Funded Debt of the Company and
                  Subsidiaries; PROVIDED that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt shall not exceed 55% of Consolidated Total Capitalization.

                  (b) The renewal, extension or refunding of any Funded Debt, issued, incurred or outstanding pursuant to Section 10.6 (a) (other than renewals, extensions or refundings of Funded Debt where there is no increase in the outstanding principal amount of such Funded Debt) shall constitute the issuance of additional Funded Debt which is, in turn, subject to the limitations of the applicable provisions of this
         Section 10.6.

                  (c) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.6 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.

         SECTION 10.7 SALE OF ASSETS.

         Except (i) as provided in Section 10.2 above, (ii) with respect to inventory or other current assets in the ordinary course of business, (iii) with respect to obsolete or worn out assets or assets no longer need for operations, (iv) by a Subsidiary to the Company or any other Subsidiary, or
(v) by the Company to PTA.Schulman Plastics, Indonesia, The Sunprene Co. or to a Wholly-Owned Subsidiary, neither the Company nor any Subsidiary will sell, lease, transfer or otherwise dispose of assets provided that the foregoing restrictions do not apply to the sale of such assets for cash consideration to a Person other than an Affiliate and all of the following conditions are met:

                  (a) after giving effect to such disposition(s), the aggregate net book value of such assets sold, leased, or otherwise disposed of during either (x) the current fiscal year would not exceed 10% of Consolidated Total Assets computed at the end of the most recent fiscal year preceding such sale, lease or other disposition or (y) the period from the Closing to the date of such sale, lease or other disposition would not exceed 25% of Consolidated Total Assets computed at the end of the most recent fiscal year preceding such sale, lease or other disposition;

                  (b) in the opinion of the Company, the sale, lease or other disposition is for fair market value and is in the best interest of the Company; and

                  (c) immediately after the consummation of the transaction, and after giving effect thereto, (x) no Default or Event of Default would exist, and (y) the Company would be permitted by the provisions of Section 10.6(a)(v) to incur at least $1.00 of additional Funded Debt.

         Dispositions of assets may be made in excess of the limits described in clause (a) above if the net proceeds of such dispositions of assets in excess of those permitted by clause (a) above are either (1) reinvested or committed to be reinvested in assets in related businesses as determined by the Company's Board of Directors within 12 months of such disposals; or (2) to retire senior Debt of the Company (or, in the case of the Notes, the offer of prepayment) on a PRO RATA basis at any applicable prepayment premium; PROVIDED that the Company offers to each holder of the Notes to prepay its Notes in an amount equal to its PRO RATA share of the amount being used to retire senior Debt. It is understood and agreed by the Company that any such amounts paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2.

         SECTION 10.8 RESTRICTED PAYMENTS.

                  (a) The Company will not, and will not permit its Subsidiaries to, except as hereinafter provided:

                  (1) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

                  (2) directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock);

                  (3) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

                  (4) make any optional payment in respect of Subordinated
         Debt;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock (other than such purchases, redemptions or retirements of common stock of the Company made under and pursuant to Section
10.9 hereof), warrants and Subordinated Debt, rights or options and all such other payments or distributions being herein collectively called "RESTRICTED PAYMENTS"), if after giving effect thereto the sum of (i) the aggregate amount of Restricted Payments made during the period from and after the Closing to and including the date of the making of the Restricted Payment in question, PLUS (ii) the aggregate amount of all Restricted Investments made by the Company or any Subsidiary during said period would exceed the sum of
(A) $50,000,000 PLUS (B) 50% of Consolidated Net Earnings for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Earnings on a cumulative basis is a deficit figure, then MINUS 100% of such deficit).

                  (b) The Company will not, and will not permit its Subsidiaries to, declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof, excluding dividends payable by a Subsidiary to another Subsidiary or to the Company.

                  (c) For the purposes of this Section 10.8, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

                  (d) The Company will not, and will not permit its Subsidiaries to, authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment (i) a Default or Event of Default would exist, or (ii) the Company would not be permitted by the provisions of Section 10.6(a)v) to incur at least $1.00 of additional Funded Debt.

         SECTION 10.9 INVESTMENTS.

         The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

                  (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation that operates in lines of business similar to the Company's existing lines of business which, after giving effect to such Investment, will become a Subsidiary;

                  (b) Investments representing loans or advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary in an aggregate outstanding amount not to exceed $1,500,000;

                  (c) Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in Section 10.10 of this Agreement;

                  (d) Investments in the common stock of the Company in an aggregate amount not to exceed $50,000,000;

                  (e) Investments of the Company existing as of the Closing and described on Schedule 10.9 hereto;

                  (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                  (g) Investments in joint ventures in which the Company has a pro rata interest;

                  (h) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                  (i) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, bankers' acceptances, Eurodollar deposits, short-term investment funds and money market certificates issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000, PROVIDED that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated, or has an equivalent rating of, "A" or better by Standard & Poor's Ratings Group or "A2" or better by Moody's Investors Service, Inc.;

                  (j) Investments in repurchase agreements with respect to any Security described in clause (h) or clause (l) of this Section 10.9 entered into with a depository institution or trust company acting as principal described in clause (i) of this Section 10.9 if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (i) of this
         Section 10.9;

                  (k) Investments in foreign currency exchange Swaps entered into in the ordinary course of business of the Company and its Subsidiaries so long as such Investments are not made for speculative purposes;

                  (l) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Subsidiary, are accorded a rating of "SP-1" or "AA" by Standard & Poor's Ratings Group, or "MIG-1" or "Aa" by Moody's Investors Service, Inc. and which in any such case mature no later than one year after the date of acquisition thereof;

                  (m) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Company or any Subsidiary, are accorded an investment grade rating or higher by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and which in any such case mature no later than three years after the date of acquisition thereof;

                  (n) Investments in commercial paper of corporations organized under the laws of the United States or any State thereof, maturing within 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, are accorded one of the top two rating classifications by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc.; and

                  (o) other Investments (in addition to those permitted by the foregoing provisions of this Section 10.9), PROVIDED that (1) all such other Investments shall have been made out of funds available for Restricted Payments which the Company or any Subsidiary would then be permitted to make in accordance with the provisions of Section 10.8 and (2) after giving effect to such other Investments, (A) no Default or Event of Default shall have occurred and be continuing, and (B) the Company would be permitted by the provisions of Section 10.6(a)(v) to incur at least $1.00 of additional Funded Debt.

         In valuing any Investments for the purpose of applying the limitations set forth in this Section 10.9, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section 10.9, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         Notwithstanding anything to the contrary in this Agreement, Investments permitted by clause (d) of this Section 10.9 shall not be counted as a Restricted Payment under Section 10.8 hereof.

         SECTION 10.10 LINE OF BUSINESS.

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and it Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

SECTION 11.       EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.4 through 10.8; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within [60] days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans subject to ERISA, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.       REMEDIES ON DEFAULT, ETC.

         SECTION 12.1 ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.


                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         SECTION 12.2 OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, any Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         SECTION 12.3 RESCISSION.

         At any time after any Notes have been declared due and payable, the Holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         SECTION 12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to each Holder on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         SECTION 13.1 REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders.

         SECTION 13.2 TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         SECTION 13.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder is, or is a nominee for, an original Purchaser or another Holder with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.       PAYMENT OF NOTES.

         SECTION 14.1 PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Akron, Ohio at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each Holder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         SECTION 14.2 HOME OFFICE PAYMENT.

         So long as any Purchaser or its nominee shall be a Holder, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as such Purchaser or nominee shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or nominee shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by each Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

SECTION 15.       EXPENSES, ETC.

         SECTION 15.1 TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or Holder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser or other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other Holder).

         SECTION 15.2 SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

         Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.         AMENDMENT AND WAIVER.

         SECTION 17.1 REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Holder at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         SECTION 17.2 SOLICITATION OF HOLDERS OF NOTES.

         (a)     SOLICITATION.

                 The Company will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

         (b)      PAYMENT.

                  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder then outstanding whether or not such Holder consented to such waiver or amendment.

         SECTION 17.3 BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         SECTION 17.4 NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.       NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to a Purchaser or its nominee, to such
                  Purchaser or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii) if to any other Holder, to such Holder at such
                  address as such other Holder shall have specified to the Company in writing, or

                           (iii) if to the Company, to the Company at its
                  address set forth at the beginning hereof to the attention of Robert A. Stefanko, Executive Vice President Finance and Administration, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.       REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Holder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.       CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to each Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that
(a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on such Holder's behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Holder under Section 7.1 that are otherwise publicly available.

         Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED that such Holder may deliver or disclose Confidential Information to (i) each Holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by each Holder's Notes), (ii) each Holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder, (iv) any Institutional Investor to which any Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from whom any Holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over any Holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to any Holder,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which any Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent any Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

         Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee, such Holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21.       SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section
21), such word shall be deemed to refer to such Affiliate in lieu of the previous Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to any Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original Holder under this Agreement.

SECTION 22.       MISCELLANEOUS.

         SECTION 22.1 SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.

         SECTION 22.2 PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         SECTION 22.3 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 22.4 CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 22.5 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.6 GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         SECTION 22.7 JURISDICTION.

         The Company hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement, or any proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by any registered Holder of a Note against the Company or any of its property, may be brought by such Holder of a Note in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan in New York City, as such Holder of a Note may in its sole discretion elect, and by the execution and delivery of this Agreement, the Company irrevocably submits to the jurisdiction of each such court; and agrees that process served either personally or by registered mail shall constitute, to the extent permitted by law, adequate service of process in any such suit. In addition the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any Note, brought in the said courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of any registered Holder of a Note to serve any such writs, process or summonses, in any manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdiction, and in such manner, as may be permitted by applicable law.

         SECTION 22.8 AGENT FOR SERVICE OF PROCESS.

         WITHOUT LIMITING THE FOREGOING, THE COMPANY HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO, PROVIDED THE COMPANY MAY, AND IN THE EVENT THAT CT CORPORATION IS AT ANY TIME NO LONGER DOMICILED IN THE STATE OF NEW

YORK, THE COMPANY SHALL, APPOINT CT CORPORATION OR ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE REQUIRED HOLDERS, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE HOLDERS OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT. IF SERVICE OF PROCESS IS MADE BY ANY HOLDER OF A NOTE UPON SUCH APPOINTEE, A COPY THEREOF SHALL ALSO BE PROVIDED TO THE COMPANY, BY REGISTERED OR CERTIFIED MAIL, OR BY INTERNATIONALLY-RECOGNIZED EXPEDITED DELIVERY SERVICE; PROVIDED THAT THE FAILURE OF SUCH HOLDER TO PROVIDE SUCH COPY TO THE COMPANY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OF PROCESS OR ANY JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION, OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW, OR TO OBTAIN JURISDICTION OVER THE COMPANY, IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             A. SCHULMAN, INC.



                                             By:  /s/ R. A. Stefanko
                                                  ----------------------------
                                             Its:  Executive Vice President
                                                  ----------------------------

The foregoing is hereby agreed to as of the date hereof.

                                             NEW YORK LIFE INSURANCE COMPANY



                                             By:  /s/ S. Thomas Knoff
                                                  ----------------------------
                                             Its:   S. Thomas Knoff, Director
                                                  ----------------------------

                          MUTUAL TRUST LIFE INSURANCE COMPANY

                          NATIONAL TRAVELERS LIFE COMPANY

                          GUARANTEE RESERVE LIFE INSURANCE COMPANY

                          PIONEER MUTUAL LIFE INSURANCE COMPANY

                          GREAT WESTERN INSURANCE COMPANY

                          THE CATHOLIC AID ASSOCIATION

                          THE NORTH WEST LIFE ASSURANCE COMPANY OF CANADA


                          BY:  ADVANTUS CAPITAL MANAGEMENT, INC.



                          BY:       /s/ Guy M. de Lambert
                               -------------------------------
                          ITS:       VICE PRESIDENT
                               -------------------------------

                          LUTHERAN BROTHERHOOD


                          By:     /s/ Mark O. Swenson
                               -------------------------------
                          Its:   Assistant Vice President
                               -------------------------------

                          MODERN WOODMEN OF AMERICA



                          By:    /s/ Clyde C. Schoeck
                               -------------------------------
                          Its:   President, Clyde C. Schoeck
                               -------------------------------

                                                                    SCHEDULE B
                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Akron, Ohio, or New York, are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means the amount of the obligations of a Person as lessee under all Capital Leases which would be required to be reflected as a liability on a balance sheet in accordance with GAAP.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means A. Schulman, Inc., a Delaware corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ADJUSTED NET WORTH" means as of the date of any determination thereof the amount of shareholders' equity as determined in accordance with GAAP; PROVIDED THAT, in connection with any calculation of Consolidated Adjusted Net Worth, Consolidated Adjusted Net Worth shall not be affected by any effects of foreign currency translation adjustments .

         "CONSOLIDATED DEBT" means as of the date of any determination thereof all Debt of the Company and its Subsidiaries, after eliminating intercompany items in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGES" means with respect to any period, the sum of (i) Consolidated Interest Expense and (ii) Consolidated Lease Rentals, for such period.

         "CONSOLIDATED FUNDED DEBT" means, without duplication, all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" means for any period (without duplication) all income tax expense of the Company and its Subsidiaries.

         "CONSOLIDATED INTEREST EXPENSE" means for any period (without duplication) all interest (including the interest component of rentals on Capital Leases) and all amortization of debt discount and expense on all Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) of the Company and its Subsidiaries.

         "CONSOLIDATED LEASE RENTALS" means with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or its Subsidiaries as lessee under all leases of real or personal property (other than Capitalized Lease Obligations), excluding any amounts required to be paid by the lessee (whether or not designated as rental) which are (i) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (ii) which are based on profits, revenues or sales realized by the lessee from all leased property or otherwise based on the performance of the lessee.

         "CONSOLIDATED NET EARNINGS" means (without duplication) for any period consolidated net income (or loss) of the Company and its Subsidiaries, as determined in accordance with GAAP, after excluding the sum of (i) net earnings (or losses) of any Subsidiary accrued prior to the date it becomes a Subsidiary or is merged with or consolidated into the Company or any Subsidiary; (ii) the undistributed earnings of any Subsidiary which are legally or contractually unavailable for payment to the Company; (iii) any restoration to income of any contingency reserve (other than reserves established in the normal course of business, such as allowances for uncollectable accounts), except to the extent that such reserve was established during such period; (iv) any gain on the sale or disposition of Investments or fixed or capital assets, including any tax effect; (v) any gains resulting from any write-up of assets; (vi) the proceeds of any life insurance policy; (vii) any gain arising from the acquisition of any securities of the Company or Subsidiary; (viii) any net income or loss resulting from changes in GAAP, any discontinued operations or any gain or loss resulting from any extraordinary items; (ix) any deferred or other credit representing the excess of the equity in any Subsidiary over the cost of the investment at the acquisition date; (x) in the case of a successor to the Company by consolidation or merger, any earnings of the successor corporation prior to such consolidation or merger; and (xi) any income not freely convertible into Dollars.

         "CONSOLIDATED NET EARNINGS AVAILABLE FOR FIXED CHARGES" means for any period the sum of (i) Consolidated Net Earnings, (ii) Consolidated Income Tax Expense and (iii) Consolidated Fixed Charges.

         "CONSOLIDATED TOTAL ASSETS" means as of the date of determination thereof all assets of the Company and its Subsidiaries, after eliminating intercompany items in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" means the sum of Consolidated Funded Debt and Consolidated Adjusted Net Worth.

         "CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 13, 1995, among the Company, certain banking institutions party thereto, and KeyBank, National Association, as Agent, as amended from time to time, and including any renewals, replacements and refundings thereof.

         "DEBT" means, without duplication and in respect to any Person, the sum of (i) liabilities for borrowed money; (ii) its liabilities for the deferred purchase price of property acquired by such Person (other than in the ordinary course of business); (iii) Capitalized Lease Obligations; (iv) all liabilities for borrowed money secured by any Lien on property owned; and
(v) any Guaranty of such Person with respect to liabilities described in (i) through (iv) hereof.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of
(i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FUNDED DEBT" of any Person means (i) all Debt of such Person having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Lease Obligations of such Person, and (iii) all Guaranties by such Person of Funded Debt of others; PROVIDED, that in the determination of Funded Debt of the Company or any Subsidiary thereof, there shall not be included Debt of the Company and any Subsidiary thereof outstanding under any revolving credit agreement or line of credit providing for borrowings of less than one year unless, during the 365-day period immediately preceding the date of any such calculation of Funded Debt, there shall have not been a period of at least 30 consecutive days on each day of which Debt of the Company and any Subsidiary thereof outstanding under such revolving credit agreement is equal to zero by virtue, and solely by virtue, of such Debt having been paid from general corporate funds of the Company and any Subsidiary thereof and not from funds borrowed by the Company and any Subsidiary thereof pursuant to any other revolving credit agreement for the purpose of paying such Debt. If there shall not have been such 30 consecutive day period on each day of which such Debt was equal to zero, then and in such event there shall be included in such calculation of Funded Debt an amount equal to the average aggregate amount of all such Debt outstanding during that period of 30 consecutive days during such preceding 365-day period during which the average aggregate amount of such Debt was the lowest outstanding amount.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

         (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INFORMATION SYSTEMS AND EQUIPMENT" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly or indirectly owned, licensed, leased, operated or otherwise controlled by the Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or part, are used, operated, relied upon or integral to the Company's or any of its Subsidiaries' conduct of their businesses.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INVESTMENTS" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PRIORITY DEBT" means, without duplication, the sum of (i) Funded Debt of Subsidiaries (other than Funded Debt of a Subsidiary to the Company or to another Wholly-Owned Subsidiary) and (ii) Debt secured by Liens incurred under Section 10.3(g).

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" means all Investments, other than Investments described in clauses (a) through (n) of Section 10.9 hereof.

         "ROLLING FOUR QUARTER BASIS" means four consecutive quarterly accounting periods treated as a single accounting period.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SUBORDINATED DEBT" means and includes any Debt incurred after the Closing of any Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof in right of payment or security to other Debt of such Person.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps, foreign forward exchange contracts, and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         "YEAR 2000 COMPLIANT" means that all Information Systems and Equipment accurately process date data (including without limitation calculating, comparing and sequencing) in all material respects before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.